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                                                                    Exhibit 23.4

                       CONSENT TO BE NAMED AS A DIRECTOR

     I hereby consent to be named as a person who will become a director of RDA Corporation (the "Company") in the Registration Statement on Form S-1 (including any amendments thereto) filed or to be filed by the Company with the Securities and Exchange Commission relating to the initial public offering of shares of common stock, par value $.001, of the Company.


Dated: July 28, 2000            By: /s/ William C. Hawk
                                   ------------------------------
                                        Name:  William C. Hawk